FOR IMMEDIATE RELEASE

GABLES REPORTS FOURTH QUARTER EARNINGS

BOCA RATON, FLORIDA - January 31, 2005 - Gables Residential (NYSE:GBP) (the "Company") today reported earnings for the fourth quarter. Net income available to common shareholders was $1.02 per diluted share.  Funds from operations ("FFO") available to common shareholders was $0.53 per diluted share, after a supplemental adjustment of $0.01 per diluted share to exclude debt extinguishment costs associated with the sale of real estate assets, or $0.52 per diluted share including such costs.  Adjusted funds from operations ("AFFO") available to common shareholders was $0.62 per diluted share.

Net income available to common shareholders for the quarter was $30.1 million, or $1.02 per diluted share, compared to $20.9 million, or $0.73 per diluted share, for the comparable period of 2003.  The fourth quarter 2004 results included gains from asset sales of $31.9 million, or $27.9 million, net of $4.0 million of minority interest, or $0.95 per diluted share.  The fourth quarter 2003 results included gains from asset sales of $20.3 million, or $17.4 million, net of $2.9 million of minority interest, or $0.61 per diluted share.

For the year ended December 31, 2004, net income available to common shareholders was $82.9 million, or $2.82 per diluted share, compared to $49.1 million, or $1.87 per diluted share, for the comparable period of 2003.  The 2004 results included gains from asset sales of $85.6 million, or $74.7 million, net of $10.9 million of minority interest, or $2.55 per diluted share.  The 2003 results included gains from asset sales of $37.7 million, or $31.7 million, net of $6.0 million of minority interest, or $1.20 per diluted share.  The 2004 results also included hurricane damage costs of $1.5 million, or $1.3 million, net of $0.2 million of minority interest, or $0.04 per diluted share, and debt extinguishment costs associated with asset sales of $1.6 million, or $1.4 million, net of $0.2 million of minority interest, or $0.05 per diluted share.  There were no such costs incurred during 2003.

FFO available to common shareholders for the quarter was $17.8 million, or $0.53 per diluted share, after a supplemental adjustment of $0.2 million, or $0.01 per diluted share, to exclude debt extinguishment costs associated with the sale of real estate assets, or $17.6 million, or $0.52 per diluted share, including such costs.  FFO available to common shareholders for the fourth quarter of 2003 was $17.7 million, or $0.53 per diluted share.

FFO available to common shareholders for the year ended December 31, 2004 was $81.1 million, or $2.42 per diluted share, after a supplemental adjustment of $1.6 million, or $0.05 per diluted share, to exclude debt extinguishment costs associated with the sale of real estate assets, or $79.4 million, or $2.37 per diluted share, including such costs.  FFO available to common shareholders for the year ended December 31, 2003 was $75.0 million, or $2.39 per diluted share.  The 2004 results included gains from land sales, net of applicable income tax provision, of $12.0 million, or $0.36 per diluted share, and hurricane damage costs of $1.5 million, or $0.04 per diluted share.  There were no sales of land or hurricane damage costs experienced in 2003.  The FFO metric excludes gain on sale of operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 16.

AFFO available to common shareholders, which treats recurring value retention capital expenditures as period costs and includes economic gains and losses on asset sales, was $21.0 million, or $0.62 per diluted share, for the quarter, compared to $24.9 million, or $0.75 per diluted share, for the comparable period of 2003.  AFFO available to common shareholders for the year ended December 31, 2004 was $93.0 million, or $2.77 per diluted share, compared to $81.5 million, or $2.59 per diluted share, for the comparable period of 2003.  Economic gains and losses represent the gains and losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  A reconciliation of net income to FFO and to AFFO is included on page 16.

This earnings release is available on Gables Residential's website at www.gables.com. Please click on "Investor Relations" then "Financial Information/Earnings Releases" or go directly to this web address: www.gables.com/q404earningsrelease.

The Company produces Earnings Release Supplements ("the Supplements") that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company's website and through e-mail distribution. Access to the Supplements through the Company's website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company's website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

 The Company will host a conference call on Tuesday, February 1, 2005 at 11:00 a.m. Eastern Time.  Gables executives will discuss fourth-quarter earnings, earnings guidance for 2005, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential's website at www.gables.com.  To access the live broadcast, or to hear a playback which will be available for 12 months following the conference call, please click on "Investor Relations" then "Calendar of Events/Conference Calls" or go directly to this web address: www.gables.com/conferencecalls.

Those listening by phone should call in 5-10 minutes before the scheduled conference time.  US/Canada participants should call (800) 237-9752.  International callers or those in the 617 area code should call (617) 847-8706.  The passcode to participate in the call is 85287408.  A playback will be available from 1:00 p.m. Eastern Time on Tuesday, February 1, 2005 until 5:00 p.m. Eastern Time on Tuesday, February 8, 2005.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The passcode for the playback is 21509100.

Same-Store Operating Results for the Fourth Quarter 2004

On a year-over-year basis, total property revenues increased 1.4% and property operating and maintenance expenses increased 1.0%, resulting in a 1.6% increase in property net operating income ("NOI") for the fourth quarter.  On a sequential-quarter basis, total property revenues increased 0.8% and property operating and maintenance expenses decreased 5.7%, resulting in a 5.1% increase in property NOI.  Hurricane damage costs have been excluded from the same-store operating results.  The number of apartment homes included in the year-over-year and sequential same-store results represents 66.0% and 70.5%, respectively, of the Company's total stabilized portfolio at December 31, 2004.  The Company does not include its proportionate share of joint venture results in its same-store pool of assets.  A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 18 and 19, respectively.

Investment and Disposition Activity

During the quarter, the Company completed construction of Gables Grandview, comprised of 458 apartment homes in Austin, and Gables Floresta, comprised of 311 apartment homes in South Florida.  In addition, the Company completed construction and stabilization of Gables Augusta, comprised of 312 apartment homes in Houston.  The Company commenced development of Gables Kipling, comprised of 27 apartment homes in Houston, Gables West Village, comprised of 75 apartment homes in Dallas, Gables City Place Block 7c, comprised of 103 apartment homes in Dallas, Gables Marbella, comprised of 261 apartment homes in South Florida, and Gables Metropolitan III, comprised of 448 apartment homes in Atlanta.  The Company has $322 million of assets in various stages of development with approximately $231 million of costs remaining to be incurred at December 31, 2004.  In addition, the Company has development rights for the future development of an estimated 2,749 apartment homes in 11 communities for total budgeted costs estimated to be approximately $450 million as outlined on page 33 in the press release including the Supplements.

During the quarter, the Company sold two assets in suburban South Florida, Cotton Bay and Mahogany Bay, comprised of a total of 772 apartment homes and two assets in Nashville, Gables Hickory Hollow I and II, comprised of a total of 548 apartment homes.  The buyers of these four assets assumed $67.7 million of variable-rate tax-exempt debt in connection with these transactions.  The related gain on sale of real estate assets in accordance with GAAP was approximately $31.5 million, or $0.94 per diluted share, and debt extinguishment costs were approximately $0.2 million, or $0.01 per diluted share.  The economic gain for these sale transactions was approximately $5.5 million, or $0.16 per diluted share, after taking into account $0.2 million of associated debt extinguishment costs and $25.8 million of accumulated depreciation.

During 2004, the Company sold its ownership interest in thirteen non-EPN operating assets comprising 4,294 apartment homes for approximately $220 million and reduced its exposure to variable-rate tax-exempt debt by $95.7 million in connection therewith.  The related gain on sale of operating real estate assets and joint venture interest in accordance with GAAP was approximately $73.3 million, or $2.19 per diluted share, and debt extinguishment costs associated with certain of these sales were approximately $1.6 million, or $0.05 per diluted share.  The economic gain for these transactions was approximately $21.7 million, or $0.65 per diluted share, after taking into account $1.6 million of associated debt extinguishment costs and $50.0 million of accumulated depreciation.

 During 2004, the Company acquired five EPN operating assets for approximately $101 million.  There were no acquisitions of operating assets during the fourth quarter.

During the fourth quarter, the Company sold a parcel of undeveloped land in Memphis for a gain of approximately $0.1 million.  During the third quarter, the Company acquired and sold an approximate 1.5-acre parcel of land in Arlington, Virginia.  The related gain on sale, net of an applicable income tax provision of $0.9 million, was $11.9 million.

Subsequent to quarter-end, the Company sold Gables North Village in Orlando, comprising 315 apartment homes, to a condominium converter for $47.0 million.  In addition, the Company sold four assets in suburban Atlanta, Gables Wood Arbor, Gables Wood Crossing, Gables Wood Glen and Gables Wood Knoll, comprising a total of 1,100 apartment homes, for $56.1 million.  The buyer of the four Atlanta assets assumed $45.3 million of variable-rate tax-exempt debt in connection with such transaction.  The Company expects to record a gain on sale in accordance with GAAP of approximately $28.0 million, or $0.83 per diluted share, in the first quarter of 2005 associated with these sale transactions.  These transactions are expected to result in an economic loss of approximately $3.0 million, or $0.09 per diluted share.

The activity referenced above excludes the joint venture activity discussed below.

NYSTRS Joint Venture

On December 21, 2004, the Company's venture with New York State Teachers' Retirement System ("NYSTRS"), advised by JPMorgan Fleming Asset Management, acquired Gables Summerset Village in San Diego, comprising 752 apartment homes, for $138 million.  The Company has a 50% ownership interest in the venture.  The acquisition was financed with $75 million of debt at a fixed interest rate of 4.735% and $63 million of equity contributions funded from the partners based on their stated ownership interests in the venture.  The NYSTRS venture has now invested approximately $204 million in San Diego and the Inland Empire.  To date, the venture has approximately $310 million of its $800 million target invested.

Other Joint Venture Activity

During the quarter, one of the Company's ventures with JP Morgan sold Gables West Park Village III in Tampa, comprising 76 apartment homes, to a condominium converter upon completion of construction.  The related gain on sale of this asset in accordance with GAAP of $0.2 million is reflected in the equity in income of joint ventures line item in the accompanying statements of operations.  As this asset was not previously operated or depreciated, the economic gain is also $0.2 million.

In a separate transaction during the quarter, the Company exchanged its 20% ownership interest in Gables West Park Village I and II in Tampa, comprising 617 apartment homes, for an increased ownership interest in Gables Metropolitan I and II in Atlanta, comprising 709 apartment homes.  The Company effectively increased its ownership interest from 20% to 60% in Gables Metropolitan I and II in the Perimeter Center EPN.  The Company did not recognize a gain on the exchange of these ownership interests.

Earnings Guidance

The Company's guidance for the first quarter of 2005 and the full year 2005 for net income, FFO and AFFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

First Quarter 2005:	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.84	$1.69
Add: Expected real estate asset depreciation and amortization	0.44	0.44
Less: Expected gain on sale of operating real estate assets	-0.83	-1.50
Expected FFO available to common shareholders	$0.45	$0.63
Less: Expected recurring value retention capital expenditures	-0.07	-0.06
Add: Expected economic gain (loss) on sale of operating real estate	-0.09	0.16
Expected AFFO available to common shareholders	$0.29	$0.73

Same-Store Operating Assumptions to the Company's Guidance (1):
Total property revenues	+0.40%	+1.10%
Property operating and maintenance expenses	+3.75%	+1.75%
Property net operating income (NOI)	-1.75%	+0.75%

(1) Represents the projected change from the first quarter 2004 to the first quarter 2005.
Full Year 2005:	Range
	Low-End	High-End
Expected net income available to common shareholders	$3.38	$3.88
Add: Expected real estate asset depreciation and amortization	1.88	1.88
Less: Expected gain on sale of operating real estate assets	-3.25	-3.43
Expected FFO available to common shareholders	$2.01	$2.33
Less: Expected recurring value retention capital expenditures	-0.25	-0.20
Add: Expected economic gain on sale of operating real estate	0.86	1.04
Expected AFFO available to common shareholders	$2.62	$3.17

Same-Store Operating Assumptions to the Company's Guidance (2):
Total property revenues	+1.25%	+2.25%
Property operating and maintenance expenses	+3.50%	+1.00%
Property net operating income (NOI) (3)	+0.00%	+3.00%

(2) Represents the projected change from 2004 to 2005. (3) A 1.0% increase or decrease in same-store property NOI for the year has an approximate $0.03 impact on FFO per diluted share.

       The Company's guidance estimates for net income, FFO and AFFO for the first quarter 2005 and the full year 2005 include $0.16 per diluted share on the high-end of the range associated with the potential acquisition by eBay Inc. of privately-held Rent.com, an internet listing website in the apartment and rental housing industry, in which the Company has an equity ownership interest.  The low-end of the range assumes that the transaction does not occur.  This potential transaction, and the resulting potential impact to earnings, was previously announced by the Company on January 19, 2005.

Discontinued Operations

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold or held for sale subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

 This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

Funds From Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT").  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets as defined under GAAP, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company's real estate between periods or as compared to different companies.

   The Company presents FFO with a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets.  These debt extinguishment costs are incurred when the sale of an asset encumbered by debt requires the Company to pay the extinguishment costs prior to the debt's stated maturity and to write-off unamortized loan costs at the date of the extinguishment.  Such costs are excluded from the gain on sale of real estate assets reported in accordance with GAAP.  However, the Company views the debt extinguishment costs associated with the sale of real estate assets as an incremental cost of the sale transaction because the Company extinguished the debt in connection with the consummation of the sale transaction and the Company had no intent to extinguish the debt absent such transaction.  The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures, plus economic gains and losses from sales of previously depreciated operating real estate assets.  The Company believes AFFO is a useful supplemental operating performance metric because AFFO results in a more comprehensive evaluation of the way the Company operates its business.  The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of previously depreciated operating real estate assets because the Company believes inclusion of economic gains and losses on asset sales reflects the results of its investment activities which are a fundamental component of its business strategy.  Prior period presentation of AFFO has been conformed accordingly.  Management generally considers AFFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by including gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, AFFO can help users understand the financial performance of a company's operating and investment results over time.

Economic Gains and Losses on Sale of Real Estate Assets represent the gains or losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  As such, economic gains and losses reflect the cash proceeds from a sale less the cash invested in the sold community.  The Company treats debt extinguishment costs associated with the sale as a reduction to the economic gains and losses because it believes such costs represent an incremental cost of the sale transaction.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

 Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, hurricane damage costs, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches a stabilized occupancy and operating expense level.  For purposes of the period-end community charts, once a development community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

 Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

 Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

        Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, debt extinguishment costs associated with the sale of real estate assets, long-term compensation expense, hurricane damage costs, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company's ability to achieve its expectations for first quarter 2005 and full year 2005 earnings (which include assumptions with respect to: property revenues, property operating and maintenance expenses, property net operating income, corporate general and administrative expense, and interest rates; the timing, volume and pricing of dispositions of assets and realized economic gains therefrom; the timing, terms and volume of redeployment of capital in the Company's business, which is affected by continued pressure on initial investment yields on acquisitions and the relative returns from development versus acquisitions; the timing of completion and lease-up of communities under construction; and projected acquisition and financing activities through joint ventures).  Investors are advised to consider the anticipated impact of the potential acquisition of Rent.com by eBay on the Company's 2005 earnings; the transaction is subject to various regulatory approvals and approval of Rent.com's shareholders, and there can be no assurance that it will close or if it does, whether, when or on what terms Gables will sell the eBay common stock it receives.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should the Company's assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods ™ ("EPN's"), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN ™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 42,275 apartment homes in 162 communities, owns 76 communities with 19,822 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 12 communities with 2,984 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential's website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Rental revenues	$ 49,281	$ 44,968	$ 189,062	$ 173,121
Other property revenues	3,680	3,289	14,936	13,168
Total property revenues	52,961	48,257	203,998	186,289

Property management revenues	2,223	2,350	8,716	8,495
Ancillary services revenues	1,720	1,817	5,758	7,282
Interest income	70	9	179	173
Other revenues	364	624	1,367	1,168
Total other revenues	4,377	4,800	16,020	17,118

Total revenues	57,338	53,057	220,018	203,407

Expenses:
Property operating and maintenance (exclusive of items shown below)	18,757	17,821	75,289	67,716
Real estate asset depreciation and amortization	12,723	10,981	48,788	41,406
Property management (owned and third party)	4,921	4,271	17,913	15,169
Ancillary services	1,337	953	4,467	4,255
Interest expense and credit enhancement fees	11,118	9,590	40,911	37,708
Amortization of deferred financing costs	505	373	1,875	1,603
General and administrative	3,051	2,143	11,347	8,800
Corporate asset depreciation and amortization	904	646	2,960	2,046
Hurricane damage costs	-	-	1,209	-
Total expenses	53,316	46,778	204,759	178,703

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	4,022	6,279	15,259	24,704

Equity in income of joint ventures	589	15	1,329	265
Gain on sale of joint venture interest	-	-	1,726	-
Gain on sale of land, net of applicable income tax provision	107	-	12,006	-
Minority interest of common unitholders in Operating Partnership	(316)	(294)	(2,725)	(2,272)
Minority interest of preferred unitholders in Operating Partnership	-	(539)	-	(3,773)
Original issuance costs associated with redemption of preferred units	-	(1,327)	-	(1,327)

Income from continuing operations	4,402	4,134	27,595	17,597

Operating income from discontinued operations, net of minority interest	504	1,481	3,220	6,670
Gain on sale of discontinued operations, net of minority interest	27,613	17,449	62,271	31,698
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(212)	-	(1,419)	-
Income from discontinued operations, net of minority interest	27,905	18,930	64,072	38,368

Net income	32,307	23,064	91,667	55,965

Dividends to preferred shareholders	(2,194)	(2,193)	(8,775)	(6,903)

Net income available to common shareholders	$ 30,113	$ 20,871	$ 82,892	$ 49,062

Weighted average number of common shares outstanding - basic	29,352	28,430	29,219	25,920
Weighted average number of common shares outstanding - diluted	33,645	33,255	33,559	31,452

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)	$ 0.08	$ 0.07	$ 0.64	$ 0.41
Income from discontinued operations, net of minority interest	$ 0.95	$ 0.67	$ 2.19	$ 1.48
Net income available to common shareholders	$ 1.03	$ 0.73	$ 2.84	$ 1.89

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)	$ 0.08	$ 0.07	$ 0.64	$ 0.41
Income from discontinued operations	$ 0.95	$ 0.66	$ 2.18	$ 1.46
Net income available to common shareholders	$ 1.02	$ 0.73	$ 2.82	$ 1.87

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2004	2003	2004	2003

Net income available to common shareholders	$ 30,113	$ 20,871	$ 82,892	$ 49,062

Minority interest of common unitholders in Operating Partnership:
Continuing operations	316	294	2,725	2,272
Discontinued operations	3,948	3,073	9,176	7,418
Total	4,264	3,367	11,901	9,690

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	12,723	10,981	48,788	41,406
Wholly-owned real estate assets - discontinued operations	1,225	2,385	6,827	11,112
Joint venture real estate assets	802	414	2,376	1,471
Total	14,750	13,780	57,991	53,989

Gain on sale of operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(31,519)	(20,283)	(71,183)	(37,693)
Joint venture real estate assets	-	-	(432)	-
Joint venture interest	-	-	(1,726)	-
Total	(31,519)	(20,283)	(73,341)	(37,693)

FFO available to common shareholders - diluted (a)	$ 17,608	$ 17,735	$ 79,443	$ 75,048

Debt extinguishment costs associated with the sale of real estate assets	242	-	1,623	-

FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets - diluted (b)	$ 17,850	$ 17,735	$ 81,066	$ 75,048

Recurring value retention capital expenditures:
Carpet and flooring	(1,184)	(1,273)	(5,033)	(5,265)
Appliances	(161)	(182)	(701)	(697)
Other additions and improvements	(1,001)	(958)	(4,041)	(4,536)
Total	(2,346)	(2,413)	(9,775)	(10,498)

Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets	31,519	20,283	73,341	37,693
Less: accumulated depreciation	(25,784)	(10,681)	(49,981)	(20,725)
Less: debt extinguishment costs associated with the sale of
real estate assets	(242)	-	(1,623)	-
Economic gain on sale of operating real estate assets	5,493	9,602	21,737	16,968

AFFO available to common shareholders - diluted (c)	$ 20,997	$ 24,924	$ 93,028	$ 81,518

Average common shares outstanding - basic (d)	29,352	28,430	29,219	25,920
Incremental shares from assumed conversions of:
Common units	4,179	4,679	4,230	5,426
Stock options	98	134	95	96
Other	16	12	15	10
Average common shares outstanding - diluted (e)	33,645	33,255	33,559	31,452

Ownership of Operating Partnership's average common units outstanding:
Gables Residential (f)	87.54%	85.87%	87.35%	82.69%
Minority interest	12.46%	14.13%	12.65%	17.31%
Total	100.00%	100.00%	100.00%	100.00%

Per common share data - basic:
FFO available to common shareholders ((a)*(f))/(d)	$ 0.53	$ 0.54	$ 2.37	$ 2.39
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets ((b)*(f))/(d)	$ 0.53	$ 0.54	$ 2.42	$ 2.39
AFFO available to common shareholders ((c)*(f))/(d)	$ 0.63	$ 0.75	$ 2.78	$ 2.60

Per common share data - diluted:
FFO available to common shareholders (a)/(e)	$ 0.52	$ 0.53	$ 2.37	$ 2.39
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets (b)/(e)	$ 0.53	$ 0.53	$ 2.42	$ 2.39
AFFO available to common shareholders (c)/(e)	$ 0.62	$ 0.75	$ 2.77	$ 2.59

GABLES RESIDENTIAL
Net Income, FFO, AFFO and Dividends - Five Year History
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	Years ended December 31,
	2000	2001	2002	2003	2004

Net income available to common shareholders	$ 57,579	$ 55,074	$ 45,661	$ 49,062	$ 82,892
Add: Minority interest of common unitholders in Operating Partnership	16,359	14,249	11,077	9,690	11,901
Add: Real estate asset depreciation and amortization	45,289	49,313	49,400	53,989	57,991
Less: Gain on sale of operating real estate assets	(28,622)	(34,110)	(30,346)	(37,693)	(73,341)

FFO available to common shareholders - diluted	90,605	84,526	75,792	75,048	79,443
Add: Debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	1,623

FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted	90,605	84,526	75,792	75,048	81,066
Less: Recurring value retention capital expenditures	(10,910)	(11,797)	(13,077)	(10,498)	(9,775)
Add: Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets per GAAP	28,622	34,110	30,346	37,693	73,341
Less: accumulated depreciation	(19,232)	(13,114)	(13,393)	(20,725)	(49,981)
Less: debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	(1,623)
Economic gain on sale of operating real estate assets	9,390	20,996	16,953	16,968	21,737
Average common shares outstanding - diluted	30,439	30,314	30,684	31,452	33,559

Per common share data - diluted:
Net income available to common shareholders	$ 2.43	$ 2.29	$ 1.85	$ 1.87	$ 2.82
FFO available to common shareholders	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.37
FFO available to common shareholders, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.42
Recurring value retention capital expenditures	$ (0.36)	$ (0.39)	$ (0.43)	$ (0.33)	$ (0.29)
Economic gain on sale of operating real estate assets	$ 0.31	$ 0.69	$ 0.55	$ 0.54	$ 0.65
AFFO available to common shareholders	$ 2.93	$ 3.09	$ 2.60	$ 2.59	$ 2.77

Dividends	$ 2.20	$ 2.34	$ 2.41	$ 2.41	$ 2.41

AFFO available to common shareholders less dividends	$ 0.73	$ 0.75	$ 0.19	$ 0.18	$ 0.36

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Fourth Quarter
December 31, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended December 31, 2004 ("4Q 2004") and December 31, 2003 ("4Q 2003") is as follows:

				Number of
				4Q 2004
				Apt. Homes	4Q 2004	4Q 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				13,020	$ 38,191	$ 37,681	$ 510	1.4%	(A)
Triple net master lease communities				728	1,839	1,850	(11)	-0.6%
Communities stabilized in 4Q 2004, but not in 4Q 2003				898	3,307	3,365	(58)	-1.7%
Communities not stabilized in 4Q 2004 (2)				2,985	9,622	2,634	6,988	265.3%
Sold communities (3)				211	2	2,727	(2,725)	-99.9%
Total property revenues				17,842	$ 52,961	$ 48,257	$ 4,704	9.7%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 14,288	$ 14,144	$ 144	1.0%	(A)
Triple net master lease communities					193	204	(11)	-5.4%
Communities stabilized in 4Q 2004, but not in 4Q 2003					1,216	1,286	(70)	-5.4%
Communities not stabilized in 4Q 2004 (2)					3,013	1,105	1,908	172.7%
Sold communities (3)					47	1,082	(1,035)	-95.7%
Total property operating and maintenance expenses					$ 18,757	$ 17,821	$ 936	5.3%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 23,903	$ 23,537	$ 366	1.6%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 4Q 2004, but not in 4Q 2003					2,091	2,079	12	0.6%
Communities not stabilized in 4Q 2004 (2)					6,609	1,529	5,080	332.2%
Sold communities (3)					(45)	1,645	(1,690)	-102.7%
Total property net operating income (NOI)					$ 34,204	$ 30,436	$ 3,768	12.4%

Total property NOI as a percentage of total property revenues					64.6%	63.1%	-	1.5%

(1) Communities that were owned and fully stabilized throughout both 4Q 2004 and 4Q 2003 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to October 1, 2004, as applicable. Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills, Gables Floresta,
Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello, Gables Town Place
and Gables Rock Springs.
(3) Communities that were sold subsequent to October 1, 2003. Includes the results of Gables Palma Vista, Gables Wellington and Gables Woodley Park which the
Company contributed to its NYSTRS joint ventures in June 2004 and October 2004.
(4) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, hurricane damage costs, interest expense and depreciation and amortization expense.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 50 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 4Q 2003 to 4Q 2004 in
	Apartment	4Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 4Q 2004	in 4Q 2004	Occupancy	Revenues	Expenses	NOI

Houston	3,857	25.1%	94.6%	92.7%	1.3%	-1.5%	-1.1%	-1.7%
South Florida	2,398	23.8%	96.7%	95.1%	1.7%	5.1%	6.0%	4.6%
Atlanta	3,242	22.4%	94.8%	91.7%	1.6%	1.9%	-4.8%	6.0%
Austin	1,677	13.7%	93.6%	92.6%	0.1%	-0.3%	-1.9%	0.6%
Dallas	1,300	11.3%	96.0%	94.2%	3.2%	1.1%	6.6%	-2.2%
Washington, D.C.	82	2.1%	97.2%	97.1%	1.8%	1.6%	26.1%	-4.7%
Other	464	1.6%	91.1%	82.3%	1.5%	4.6%	13.7%	-4.8%
Totals	13,020	100.0%	95.1%	93.0%	1.5%	1.4%	1.0%	1.6%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
December 31, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended December 31, 2004 ("4Q 2004") and September 30, 2004 ("3Q 2004") is as follows:

				Number of
				4Q 2004
				Apt. Homes	4Q 2004	3Q 2004	$ Change	% Change
Rental and other property revenues:						(6)
Same-store communities (1)				13,918	$ 41,499	$ 41,181	$ 318	0.8%	(A)
Triple net master lease communities				728	1,839	1,862	(23)	-1.2%
Communities stabilized in 4Q 2004, but not in 3Q 2004				-	-	-	-	-
Communities not stabilized in 4Q 2004 (2)				2,985	9,621	7,380	2,241	30.4%
Sold communities (3)				211	2	1,163	(1,161)	-99.8%
Total property revenues				17,842	$ 52,961	$ 51,586	$ 1,375	2.7%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 15,504	$ 16,443	$ (939)	-5.7%	(A)
Triple net master lease communities					193	216	(23)	-10.6%
Communities stabilized in 4Q 2004, but not in 3Q 2004					-	-	-	-
Communities not stabilized in 4Q 2004 (2)					3,013	2,689	324	12.0%
Sold communities (3)					47	519	(472)	-90.9%
Total property operating and maintenance expenses					$ 18,757	$ 19,867	$ (1,110)	-5.6%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 25,995	$ 24,738	$ 1,257	5.1%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 4Q 2004, but not in 3Q 2004					-	-	-	-
Communities not stabilized in 4Q 2004 (2)					6,608	4,691	1,917	40.9%
Sold communities (3)					(45)	644	(689)	-107.0%
Total property net operating income (NOI)					$ 34,204	$ 31,719	$ 2,485	7.8%

Total property NOI as a percentage of total property revenues					64.6%	61.5%	-	3.1%

(1) Communities that were owned and fully stabilized throughout both 4Q 2004 and 3Q 2004 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to October 1, 2004, as applicable. Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills, Gables Floresta,
Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello, Gables Town Place
and Gables Rock Springs.
(3) Communities that were sold subsequent to July 1, 2004. Includes the results of Gables Woodley Park which the Company contributed to a
NYSTRS joint venture in October 2004.
(4) See (4) on page 18.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(6) The results reported for 3Q 2004 in the earnings release dated November 1, 2004 have been restated to reflect the results of Cotton Bay,
Mahogany Bay, Hickory Hollow I, Hickory Hollow II, North Village, Wood Arbor, Wood Crossing, Wood Glen and Wood Knoll as discontinued operations pursuant to SFAS No. 144. Cotton Bay, Mahogany Bay, Hickory Hollow I and Hickory Hollow II were sold in 4Q 2004 and contributed $2,867 in total property revenues, $1,259 in property operating and maintenance expenses and $1,608 in property NOI to the 3Q 2004 results. North Village, Wood Arbor,
Wood Crossing, Wood Glen and Wood Knoll were classified as held for sale at December 31, 2004 and contributed $3,102 in total property revenues, $1,507 in property operating and maintenance expenses and $1,595 in property NOI to the 3Q 2004 results.

(A) Additional information for the 54 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 3Q 2004 to 4Q 2004 in
	Apartment	4Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 4Q 2004	in 4Q 2004	Occupancy	Revenues	Expenses	NOI

Houston	3,857	23.0%	94.6%	92.7%	2.4%	1.1%	-6.7%	6.8%
South Florida	2,398	21.8%	96.7%	95.1%	1.6%	2.4%	1.3%	3.0%
Atlanta	3,322	21.7%	94.9%	91.7%	0.3%	-0.5%	-10.6%	6.2%
Dallas	1,879	15.7%	94.5%	92.4%	0.7%	-0.7%	-5.9%	2.6%
Austin	1,916	14.4%	93.4%	92.4%	3.7%	1.6%	-7.6%	8.5%
Washington, D.C.	82	1.9%	97.2%	97.1%	0.1%	1.1%	-12.6%	6.8%
Other	464	1.5%	91.1%	82.3%	-1.2%	-0.3%	10.5%	-11.2%
Totals	13,918	100.0%	94.9%	92.7%	1.6%	0.8%	-5.7%	5.1%

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Year to Date
December 31, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the years ended December 31, 2004 ("YTD 2004") and December 31, 2003 ("YTD 2003") is as follows:

				Number of
				YTD 2004
				Apt. Homes	YTD 2004	YTD 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				12,120	$ 142,032	$ 144,270	$ (2,238)	-1.6%	(A)
Triple net master lease communities				728	7,425	7,400	25	0.3%
Communities stabilized in YTD 2004, but not in YTD 2003				1,798	22,522	18,711	3,811	20.4%
Communities not stabilized in YTD 2004 (2)				2,985	25,698	7,642	18,056	236.3%
Sold communities (3)				622	6,321	8,266	(1,945)	-23.5%
Total property revenues				18,253	$ 203,998	$ 186,289	$ 17,709	9.5%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 54,309	$ 53,052	$ 1,257	2.4%	(A)
Triple net master lease communities					840	815	25	3.1%
Communities stabilized in YTD 2004, but not in YTD 2003					8,834	7,540	1,294	17.2%
Communities not stabilized in YTD 2004 (2)					8,732	3,183	5,549	174.3%
Sold communities (3)					2,574	3,126	(552)	-17.7%
Total property operating and maintenance expenses					$ 75,289	$ 67,716	$ 7,573	11.2%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 87,723	$ 91,218	$ (3,495)	-3.8%	(A)
Triple net master lease communities					6,585	6,585	-	0.0%
Communities stabilized in YTD 2004, but not in YTD 2003					13,688	11,171	2,517	22.5%
Communities not stabilized in YTD 2004 (2)					16,966	4,459	12,507	280.5%
Sold communities (3)					3,747	5,140	(1,393)	-27.1%
Total property net operating income (NOI)					$ 128,709	$ 118,573	$ 10,136	8.5%

Total property NOI as a percentage of total property revenues					63.1%	63.7%	-	-0.6%

(1) Communities that were owned and fully stabilized throughout both YTD 2004 and YTD 2003 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to January 1, 2004, as applicable. Includes the results of Belmar, Gables Augusta, Gables Beach Park, Gables Druid Hills,
Gables Floresta, Gables Grandview, Gables Highland Park, Gables Lindbergh, Gables Normandy, Gables Parkwood, Gables State Thomas Ravello,
Gables Town Place and Gables Rock Springs.
(3) Communities that were sold subsequent to January 1, 2003. Includes the results of Gables Palma Vista, Gables Wellington and Gables Woodley Park
which the Company contributed to its NYSTRS joint ventures in YTD 2004.
(4) See (4) on page 18.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 47 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2003 to YTD 2004 in
	Apartment	YTD 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2004	in YTD 2004	Occupancy	Revenues	Expenses	NOI

Houston	3,857	26.9%	93.7%	91.5%	-1.7%	-4.4%	1.3%	-7.8%
South Florida	2,226	23.6%	95.2%	93.2%	0.6%	2.5%	2.7%	2.4%
Atlanta	2,514	18.7%	94.0%	90.4%	-0.4%	-1.1%	1.7%	-2.7%
Austin	1,677	14.2%	91.4%	90.3%	-1.3%	-3.0%	0.2%	-5.0%
Dallas	1,300	12.6%	95.4%	93.3%	0.9%	-1.5%	3.8%	-4.5%
Washington, D.C.	82	2.2%	96.4%	96.1%	1.2%	1.6%	17.9%	-3.5%
Other	464	1.8%	90.3%	81.7%	-3.8%	-2.2%	14.1%	-15.8%
Totals	12,120	100.0%	93.9%	91.6%	-0.6%	-1.6%	2.4%	-3.8%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Fourth Quarter
December 31, 2004
(Unaudited and amounts in thousands)

	Three months ended			Three months ended
	December 31, 2004			December 31, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 49,281	$ 4,488	$ 53,769	$ 44,968	$ 9,492	$ 54,460
Other property revenues	3,680	553	4,233	3,289	1,005	4,294
Total property revenues	52,961	5,041	58,002	48,257	10,497	58,754
Property management revenues	2,223	-	2,223	2,350	-	2,350
Ancillary services revenues	1,720	-	1,720	1,817	-	1,817
Interest income	70	-	70	9	-	9
Other revenues	364	-	364	624	-	624
Total other revenues	4,377	-	4,377	4,800	-	4,800
Total revenues	57,338	5,041	62,379	53,057	10,497	63,554

Expenses:
Property operating and maintenance (exclusive of items shown below)	18,757	2,267	21,024	17,821	4,514	22,335
Real estate asset depreciation and amortization	12,723	1,225	13,948	10,981	2,385	13,366
Property management (owned and third party)	4,921	-	4,921	4,271	-	4,271
Ancillary services	1,337	-	1,337	953	-	953
Interest expense and credit enhancement fees	11,118	957	12,075	9,590	1,820	11,410
Amortization of deferred financing costs	505	16	521	373	58	431
General and administrative	3,051	-	3,051	2,143	-	2,143
Corporate asset depreciation and amortization	904	-	904	646	-	646
Debt extinguishment costs	-	242	242	-	-	-
Total expenses	53,316	4,707	58,023	46,778	8,777	55,555

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	4,022	334	4,356	6,279	1,720	7,999

Equity in income of joint ventures	589	-	589	15	-	15
Gain on sale of operating real estate assets	-	31,519	31,519	-	20,283	20,283
Gain on sale of land, net of applicable income tax provision	107	-	107	-	-	-
Minority interest of common unitholders in Operating Partnership	(316)	(3,948)	(4,264)	(294)	(3,073)	(3,367)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(539)	-	(539)
Original issuance costs associated with redemption of preferred units	-	-	-	(1,327)	-	(1,327)

Income from continuing operations	4,402	27,905	32,307	4,134	18,930	23,064

Operating income from discontinued operations, net of minority interest	504	(504)	-	1,481	(1,481)	-
Gain on sale of discontinued operations, net of minority interest	27,613	(27,613)	-	17,449	(17,449)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(212)	212	-	-	-	-

Income from discontinued operations, net of minority interest	27,905	(27,905)	-	18,930	(18,930)	-

Net income	32,307	-	32,307	23,064	-	23,064

Dividends to preferred shareholders	(2,194)	-	(2,194)	(2,193)	-	(2,193)

Net income available to common shareholders	$ 30,113	$ -	$ 30,113	$ 20,871	$ -	$ 20,871

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the year ended December 31, 2004, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, one during the second quarter, three during the third quarter and four during the fourth quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  As of December 31, 2004, the Company had five operating apartment communities that were under contract for sale and were classified as held for sale.  During 2003, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these 19 wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  During the fourth quarter of 2004, the Company contributed its interest in one operating apartment community, Gables Woodley Park, to a joint venture in which the Company has a 51% interest.  Due to the Company's continuing involvement with the operations of these three communities, the operating results of these assets are included in continuing operations for all periods presented.

The table above presents the results as reported pursuant to SFAS No. 144, the results of the 19 assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended December 31, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Year to Date
December 31, 2004
(Unaudited and amounts in thousands)

	Year ended			Year ended
	December 31, 2004			December 31, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 189,062	$ 26,316	$ 215,378	$ 173,121	$ 44,455	$ 217,576
Other property revenues	14,936	2,854	17,790	13,168	4,389	17,557
Total property revenues	203,998	29,170	233,168	186,289	48,844	235,133
Property management revenues	8,716	-	8,716	8,495	-	8,495
Ancillary services revenues	5,758	-	5,758	7,282	-	7,282
Interest income	179	-	179	173	-	173
Other revenues	1,367	-	1,367	1,168	-	1,168
Total other revenues	16,020	-	16,020	17,118	-	17,118
Total revenues	220,018	29,170	249,188	203,407	48,844	252,251

Expenses:
Property operating and maintenance (exclusive of items shown below)	75,289	13,098	88,387	67,716	21,175	88,891
Real estate asset depreciation and amortization	48,788	6,827	55,615	41,406	11,112	52,518
Property management (owned and third party)	17,913	-	17,913	15,169	-	15,169
Ancillary services	4,467	-	4,467	4,255	-	4,255
Interest expense and credit enhancement fees	40,911	5,119	46,030	37,708	8,236	45,944
Amortization of deferred financing costs	1,875	147	2,022	1,603	228	1,831
General and administrative	11,347	-	11,347	8,800	-	8,800
Corporate asset depreciation and amortization	2,960	-	2,960	2,046	-	2,046
Hurricane damage costs	1,209	291	1,500	-	-	-
Debt extinguishment costs	-	1,623	1,623	-	-	-
Total expenses	204,759	27,105	231,864	178,703	40,751	219,454

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	15,259	2,065	17,324	24,704	8,093	32,797

Equity in income of joint ventures	1,329	-	1,329	265	-	265
Gain on sale of joint venture interest	1,726	-	1,726	-	-	-
Gain on sale of operating real estate assets	-	71,183	71,183	-	37,693	37,693
Gain on sale of land, net of applicable income tax provision	12,006	-	12,006	-	-	-
Minority interest of common unitholders in Operating Partnership	(2,725)	(9,176)	(11,901)	(2,272)	(7,418)	(9,690)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(3,773)	-	(3,773)
Original issuance costs associated with redemption of preferred units	-	-	-	(1,327)	-	(1,327)

Income from continuing operations	27,595	64,072	91,667	17,597	38,368	55,965

Operating income from discontinued operations, net of minority interest	3,220	(3,220)	-	6,670	(6,670)	-
Gain on sale of discontinued operations, net of minority interest	62,271	(62,271)	-	31,698	(31,698)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(1,419)	1,419	-	-	-	-

Income from discontinued operations, net of minority interest	64,072	(64,072)	-	38,368	(38,368)	-

Net income	91,667	-	91,667	55,965	-	55,965

Dividends to preferred shareholders	(8,775)	-	(8,775)	(6,903)	-	(6,903)

Net income available to common shareholders	$ 82,892	$ -	$ 82,892	$ 49,062	$ -	$ 49,062

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the year ended December 31, 2004, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, one during the second quarter, three during the third quarter and four during the fourth quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  As of December 31, 2004, the Company had five operating apartment communities that were under contract for sale and were classified as held for sale.  During 2003, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, two during the third quarter and two during the fourth quarter.  The operating results for these 19 wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  During the fourth quarter of 2004, the Company contributed its interest in one operating apartment community, Gables Woodley Park, to a joint venture in which the Company has a 51% interest.  Due to the Company's continuing involvement with the operations of these three communities, the operating results of these assets are included in continuing operations for all periods presented.

The table above presents the results as reported pursuant to SFAS No. 144, the results of the 19 assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the years ended December 31, 2004 and 2003, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
December 31, 2004
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended December 31, 2004 ("4Q 2004") and December 31, 2003 ("4Q 2003") and the
years ended December 31, 2004 ("YTD 2004") and December 31, 2003 ("YTD 2003") is as follows:

Company's share of joint venture results:
	4Q 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	4Q 2003
Rental and other property revenues	$ 1,861	$ -	$ 1,155	$ 374	$ 3,390	$ 1,350
Property operating and maintenance expenses
(exclusive of items shown separately below)	(747)	-	(440)	(139)	(1,326)	(593)
Property net operating income (NOI)	$ 1,114	$ -	$ 715	$ 235	$ 2,064	$ 757
Interest expense and credit enhancement fees	(422)	-	(378)	(73)	(873)	(278)
Amortization of deferred costs	(13)	-	(14)	(4)	(31)	(38)
Other	(4)	-	(17)	1	(20)	(12)
Hurricane damage costs	-	-	-	-	-	-
Gain on sale of non-operating real estate assets	-	-	-	251	251	-
Funds from operations (FFO)	$ 675	$ -	$ 306	$ 410	$ 1,391	$ 429
Gain on sale of operating real estate assets	-	-	-	-	-	-
Real estate asset depreciation	(372)	-	(314)	(116)	(802)	(414)
Equity in income of joint ventures	$ 303	$ -	$ (8)	$ 294	$ 589	$ 15

Number of operating communities	5	-	4	2	11	9
Number of apartment homes in operating communities	1,288	-	1,672	617	3,577	2,975
Average percent occupied during the period	95%	-	94%	91%	94%	90%

Company's share of joint venture results:
	YTD 2004
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	YTD 2003
Rental and other property revenues	$ 883	$ -	$ 6,029	$ 2,107	$ 9,019	$ 4,875
Property operating and maintenance expenses
(exclusive of items shown separately below)	(404)	-	(2,329)	(856)	(3,589)	(2,085)
Property net operating income (NOI)	$ 479	$ -	$ 3,700	$ 1,251	$ 5,430	$ 2,790
Interest expense and credit enhancement fees	(91)	-	(1,602)	(491)	(2,184)	(913)
Amortization of deferred costs	-	-	(58)	(39)	(97)	(90)
Other	2	-	(49)	(19)	(66)	(51)
Hurricane damage costs	-	-	(61)	-	(61)	-
Gain on sale of non-operating real estate assets	-	-	-	251	251	-
Funds from operations (FFO)	$ 390	$ -	$ 1,930	$ 953	$ 3,273	$ 1,736
Gain on sale of operating real estate assets	-	-	-	432	432	-
Real estate asset depreciation	(108)	-	(1,595)	(673)	(2,376)	(1,471)
Equity in income of joint ventures	$ 282	$ -	$ 335	$ 712	$ 1,329	$ 265

Number of operating communities	1	-	8	6	15	9
Number of apartment homes in operating communities	345	-	2,615	1,921	4,881	2,975
Average percent occupied during the period	94%	-	94%	91%	93%	85%

(1) Communities that were owned and fully stabilized throughout 4Q 2004 and YTD 2004, as applicable.
(2) Communities in development and/or lease-up that were not fully stabilized during all or any of 4Q 2004 and YTD 2004, as applicable.
(3) Communities that were acquired subsequent to the beginning of 4Q 2004 and YTD 2004, as applicable. The 4Q 2004 amounts include the results of
Gables Woodley Park, Gables Summerset Village, Gables Metropolitan I and Gables Metropolitan II. The YTD 2004 amounts include the results of Gables Palma Vista,
Gables Wellington, Gables Solana Ridge, Gables Tuscany Ridge, Gables Woodley Park, Gables Summerset Village, Gables Metropolitan I and Gables Metropolitan II.
(4) Communities that were sold subsequent to the beginning of 4Q 2004 and YTD 2004, as applicable.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
December 31, 2004
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended		Years ended
	December 31,		December 31,
	2004	2003	2004	2003
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 30,113	$ 20,871	$ 82,892	$ 49,062
Dividends to preferred shareholders	2,194	2,193	8,775	6,903
Original issuance costs associated with redemption of preferred units	-	1,327	-	1,327
Minority interest of preferred unitholders in Operating Partnership	-	539	-	3,773
Minority interest of common unitholders in Operating Partnership	4,264	3,367	11,901	9,690
Interest expense and credit enhancement fees	12,075	11,410	46,030	45,944
Hurricane damage costs	-	-	1,500	-
Long-term compensation expense	506	452	1,917	1,740
Gain on sale of real estate assets:
Wholly-owned real estate assets	(31,519)	(20,283)	(71,183)	(37,693)
Joint venture real estate assets	(251)	-	(683)	-
Joint venture interest	-	-	(1,726)	-
Gain on sale of land, net of applicable income tax provision	(107)	-	(12,006)	-
Total gain on sale of real estate assets	(31,877)	(20,283)	(85,598)	(37,693)
Debt extinguishment costs associated with the sale of real estate assets	242	-	1,623	-
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	13,948	13,366	55,615	52,518
Joint venture real estate assets	802	414	2,376	1,471
Corporate asset depreciation	904	646	2,960	2,046
Amortization of deferred costs:
Wholly-owned real estate assets	521	431	2,022	1,831
Joint venture real estate assets	31	38	97	90
Total depreciation and amortization expense	16,206	14,895	63,070	57,956

Income available for debt service and preferred dividends (a)	$ 33,723	$ 34,771	$ 132,110	$ 138,702

Interest expense and credit enhancement fees (b)	$ 12,075	$ 11,410	$ 46,030	$ 45,944
Regularly scheduled principal amortization payments	358	572	1,553	2,152
Total debt service (c)	$ 12,433	$ 11,982	$ 47,583	$ 48,096

Dividends to preferred shareholders	$ 2,194	$ 2,193	$ 8,775	$ 6,903
Minority interest of preferred unitholders in Operating Partnership	-	539	-	3,773
Total preferred dividends (d)	$ 2,194	$ 2,732	$ 8,775	$ 10,676

Capitalized interest	$ 1,927	$ 2,148	$ 8,412	$ 8,492
Capitalized interest funded by construction loans included
in capitalized interest above	$ 268	$ 178	$ 1,191	$ 404

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.79	3.05	2.87	3.02
Debt service (a)/(c)	2.71	2.90	2.78	2.88
Debt service and preferred dividends (a)/((c)+(d))	2.31	2.36	2.34	2.36

GABLES RESIDENTIAL
Consolidated Balance Sheets
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	December 31,	December 31,
	2004	2003
ASSETS:
Real estate assets:
Land	$ 287,115	$ 283,015
Buildings	1,257,728	1,367,086
Furniture, fixtures and equipment	133,923	140,077
Construction in progress	100,245	146,041
Investment in joint ventures	74,902	11,456
Undeveloped land	13,411	15,822
Real estate assets before accumulated depreciation and assets held for sale	1,867,324	1,963,497
Less: accumulated depreciation	(264,218)	(297,464)
Assets held for sale, net of accumulated depreciation of $30,921	74,071	-
Net real estate assets	1,677,177	1,666,033

Cash and cash equivalents	8,963	5,915
Restricted cash	3,764	6,116
Deferred financing costs, net	3,243	5,029
Other assets, net	39,619	41,983
Total assets	$ 1,732,766	$ 1,725,076

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable, including $46,007 related to assets held for sale at December 31, 2004	$ 982,535	$ 1,003,100
Accrued interest payable	12,812	13,751
Preferred dividends payable	374	374
Real estate taxes payable	17,109	15,792
Accounts payable and accrued expenses - construction	10,697	12,549
Accounts payable and accrued expenses - operating	22,014	16,466
Security deposits	3,492	4,048
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,971	5,746
Total liabilities	1,055,004	1,071,826

Minority interest of common unitholders in Operating Partnership	68,463	70,711

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized,
33,796 and 33,120 shares issued at December 31, 2004 and
December 31, 2003, respectively	338	331
Additional paid-in capital	589,022	573,636
Treasury shares at cost, 4,340 common shares	(105,174)	(105,171)
Deferred long-term compensation	(2,307)	(1,257)
Accumulated earnings	12,420	-
Total shareholders' equity	609,299	582,539
Total liabilities and shareholders' equity	$ 1,732,766	$ 1,725,076

GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
December 31, 2004
Unaudited and amounts in thousands, except per home and square foot data)

					Categorization of YTD 2004 Additional Capitalized Value
				YTD 2004	Acquisitions,	Capital Expenditures			Recurring		YTD 2004
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Value		Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	12/31/2004	12/31/2004	12/31/2003	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	13,918	$ 1,240,820	$ 1,227,737	$ 13,083	$ 92	$ 7,443	$ 5,548	$ 13,083	$ 535	$ 0.52	$ 971	$ 0.94

B Triple net master lease communities	728	58,389	58,317	72	-	-	72	72	na	na	na	na

C Renovation communities (3)	906	92,117	80,110	12,007	11,590	335	82	12,007	nm	nm	nm	nm

D Development and lease-up communities (4)	3,559	288,367	184,131	104,236	104,126	110	-	104,236	nm	nm	nm	nm

E Acquired communities (5)	735	101,688	-	101,688	101,519	89	80	101,688	nm	nm	nm	nm

Subtotal	19,846	1,781,381	1,550,295	231,086	217,327	7,977	5,782	231,086	$ 402	$ 0.38	$ 773	$ 0.75

F Undeveloped land		13,411	3,129	10,282	10,282	-	-	10,282

G Sold communities		-	191,502	(191,502)	(192,485)	876	107	(191,502)

H Communities contributed to joint venture		-	104,774	(104,774)	(105,076)	186	116	(104,774)

I Communities held for sale	1,415	104,992	104,039	953	29	736	188	953

J Investment in joint ventures	2,960	74,902	11,456	63,446	63,446	-	-	63,446

K Intangible assets (6)		(2,370)	(1,698)	(672)	(672)	-	-	(672)

Grand total	24,221	$ 1,972,316	$ 1,963,497	$ 8,819	$ (7,149)	$ 9,775	$ 6,193	$ 8,819

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
This activity is for the period January 1, 2004 to December 31, 2004.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations. The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2004 to December 31, 2004.

(3) Represents communities that are in renovation during the YTD 2004 period and includes Belmar, Gables Rock Springs and Gables Town Place.

(4) Represents communities that are under development or in lease-up during the YTD 2004 period and includes Gables Augusta, Gables Beach Park, Gables City Place Block 7c, Gables Floresta,
Gables Grandview, Gables Kipling, Gables Marbella, Gables Metropolitan III, Gables Montecito, Gables Rothbury, Gables State Thomas Ravello, Gables Upper Kirby, Gables Uptown Place
and Gables West Village.

(5) Represents communities that were acquired during the YTD 2004 period and includes Gables Druid Hills, Gables Highland Park, Gables Lindbergh, Gables Normandy and Gables Parkwood.

(6) Represents the purchase price allocated to at-market, in-place leases and resident relationships for apartment communities acquired subsequent to July 1, 2001, the effective date of
SFAS No. 141, "Business Combinations." Intangible asset balances are included in the subtotal line item above, and subtracted here in order to reconcile to real estate assets as reflected on the accompanying balance sheets. Intangible assets are reflected in other assets on the accompanying balance sheets.

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
December 31, 2004
(Unaudited and amounts in thousands, except for property data)

	December 31, 2004
		Gables	Gables
		Residential	Residential		Henry Adams
		Apartment	Apartment	GN	House	Summerset		December 31,
	Arbors of	Portfolio	Portfolio	Apartment	Apartments	Village		2003
GAAP Balance Sheet Summary at JV Level	Harbortown	JV (1)	JV Two (2)	Fund LLC (3), (4)	LLC (4), (5)	LLC (6)	Total	Total

Real estate assets	$ 16,555	$ 48,496	$ 32,380	$ 92,992	$ 54,595	$ 137,710	$ 382,728	$ 238,975
Less: accumulated depreciation	(5,564)	(9,107)	(2,664)	(8,531)	(1,682)	(59)	(27,607)	(25,967)
Net real estate assets	10,991	39,389	29,716	84,461	52,913	137,651	355,121	213,008
Other assets	3,094	556	1,686	1,573	699	1,092	8,700	9,516

Total assets	$ 14,085	$ 39,945	$ 31,402	$ 86,034	$ 53,612	$ 138,743	$ 363,821	$ 222,524

Mortgage debt	$ 16,350	$ 28,000	$ 18,500	$ 62,138	$ 35,568	$ 75,000	$ 235,556	$ 160,344
Other liabilities	475	322	1,246	1,194	309	459	4,005	5,286
Partners' capital	(2,740)	11,623	11,656	22,702	17,735	63,284	124,260	56,894

Total liabilities and partners' capital	$ 14,085	$ 39,945	$ 31,402	$ 86,034	$ 53,612	$ 138,743	$ 363,821	$ 222,524

Other Data:
Gables' stated ownership interest in JV	25.00%	60.00%	60.00%	50.00%	51.00%	50.00%

Gables' share of JV mortgage debt (7)	$ 4,088	$ 16,800	$ 11,100	$ 31,069	$ 18,140	$ 37,500	$ 118,697	$ 26,820
Gables' investment in JV	$ 857	$ 12,142	$ 2,480	$ 19,421	$ 8,360	$ 31,642	$ 74,902	$ 11,456

Number of communities owned by JV	1	1	1	4	1	1	9	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	274	943	211	752	2,960	3,051

(1) The Gables Residential Apartment Portfolio JV owns Gables Metropolitan I.
(2) The Gables Residential Apartment Portfolio JV Two owns Gables Metropolitan II.
(3) The GN Apartment Fund LLC owns 100% of each of Gables Palma Vista and Gables Wellington and 98% of each of Gables Solana Ridge and Gables Tuscany Ridge.
(4) Amounts represent the historical cost basis of the assets and liabilities contributed to the venture by the venture partners upon formation.
(5) The Henry Adams House Apartments LLC owns Gables Woodley Park.
(6) The Summerset Village LLC owns Gables Summerset Village.
(7) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
December 31, 2004
(Unaudited and amounts in thousands)

				December 31, 2004				January 27,
					Interest	Total	Years to	2005
Type of Indebtedness				Balance	Rate (1)	Rate (2)	Maturity	Balance (3)

Fixed Rate:
Unsecured fixed-rate notes				$ 498,360	6.59%	6.59%	1.88	$ 497,667
Secured fixed-rate notes				216,594	6.23%	6.23%	4.34	216,516

Total fixed-rate indebtedness				$ 714,954	6.48%	6.48%	2.63	$ 714,183

Variable Rate:
Secured tax-exempt variable-rate loans				$ 75,305	2.03%	3.01%	1.66	$ 56,525
Unsecured variable-rate credit facilities (4)				115,345	2.87%	2.87%	0.37	78,401
Unsecured tax-exempt variable-rate loans				48,365	2.08%	3.18%	1.50	21,800
Secured variable-rate construction loans				28,566	4.19%	4.19%	1.75	29,624

Total variable-rate indebtedness				$ 267,581	2.63%	3.11%	1.08	$ 186,350

Total portfolio debt (5), (6), (7)				$ 982,535	5.43%	5.56%	2.21	$ 900,533

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables has presented its outstanding indebtedness as of January 27, 2005 in order to disclose the effect of the debt retirements associated with its sale activities from January 1, 2005 through
January 27, 2005.

(4) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (7) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $300,000 unsecured credit facility.

(5) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at December 31, 2004 for purposes of interest capitalization were $118,931.

(6) Excludes joint venture indebtedness as presented on page 27.

(7) Gables' debt maturities at December 31, 2004 are as follows:

	Regularly	Balloon Principal Payment due at Maturity
	Scheduled		Permanent Debt			Total	Total
	Principal Amortization	Credit		Related to Planned		Balloon	Debt	Total
	Payments	Facilities		Asset Sales (8)	Remainder	Payments	Maturities	Rate (2)
2005	$ 1,384	$ 115,345	(9)	$ 18,780	116,860	$ 250,985	$ 252,369	4.57%
2006	1,281	-		48,365	231,805	280,170	281,451	5.87%
2007	1,380	-		-	206,398	206,398	207,778	6.13%
2008	972	-		-	20,700	20,700	21,672	3.20%
2009	872	-		-	191,242	191,242	192,114	5.93%
2010 +	1,199	-		-	25,952	25,952	27,151	6.48%

Total	$ 7,088	$ 115,345		$ 67,145	$ 792,957	$ 975,447	$ 982,535	5.56%

(8) Gables expects to retire these debt obligations upon consummation of the related sale transactions in early 2005.

(9) Gables expects to renew its credit facilities prior to the May 2005 maturity dates thereof.

GABLES RESIDENTIAL
Selected Financial Data
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)
							For the years
		Page	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	ended December 31,		%
	Notes	No. (1)	2004	2004	2004	2004	2004	2003	Change

Total revenues	(2)	21, 22	$ 62,388	$ 62,755	$ 61,666	$ 62,379	$ 249,188	$ 252,251	-1.2%
Income available for debt service and preferred dividends	(2)	24	$ 32,627	$ 33,655	$ 32,105	$ 33,723	$ 132,110	$ 138,702	-4.8%

Income from continuing operations (net of preferred dividends)		15	$ 1,764	$ 2,723	$ 12,125	$ 2,208	$ 18,820	$ 10,694	76.0%
Income from discontinued operations, net of minority interest		15	$ 3,283	$ 12,586	$ 20,298	$ 27,905	$ 64,072	$ 38,368	67.0%
Net income available to common shareholders		15	$ 5,047	$ 15,309	$ 32,423	$ 30,113	$ 82,892	$ 49,062	69.0%
FFO available to common shareholders - diluted		16	$ 17,591	$ 17,480	$ 26,764	$ 17,608	$ 79,443	$ 75,048	5.9%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted		16	$ 17,591	$ 18,466	$ 27,159	$ 17,850	$ 81,066	$ 75,048	8.0%
AFFO available to common shareholders - diluted		16	$ 13,275	$ 22,185	$ 36,571	$ 20,997	$ 93,028	$ 81,518	14.1%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		15	$ 0.06	$ 0.09	$ 0.41	$ 0.08	$ 0.64	$ 0.41	56.1%
Income from discontinued operations		15	$ 0.11	$ 0.43	$ 0.69	$ 0.95	$ 2.18	$ 1.46	49.3%
Net income available to common shareholders	(3)	15	$ 0.17	$ 0.52	$ 1.10	$ 1.02	$ 2.82	$ 1.87	50.8%
FFO available to common shareholders		16	$ 0.53	$ 0.52	$ 0.80	$ 0.52	$ 2.37	$ 2.39	-0.8%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets		16	$ 0.53	$ 0.55	$ 0.81	$ 0.53	$ 2.42	$ 2.39	1.3%
AFFO available to common shareholders		16	$ 0.40	$ 0.66	$ 1.09	$ 0.62	$ 2.77	$ 2.59	6.9%

Interest expense and credit enhancement fees	(2)	21, 22	$ 11,302	$ 11,284	$ 11,369	$ 12,075	$ 46,030	$ 45,944	0.2%
Debt service	(2)	24	$ 11,746	$ 11,714	$ 11,690	$ 12,433	$ 47,583	$ 48,096	-1.1%
Preferred dividends to shareholders and unitholders		24	$ 2,194	$ 2,193	$ 2,194	$ 2,194	$ 8,775	$ 10,676	-17.8%
Interest coverage ratio		24	2.89	2.98	2.82	2.79	2.87	3.02	-5.0%
Debt service coverage ratio		24	2.78	2.87	2.75	2.71	2.78	2.88	-3.5%
Debt service and preferred dividend coverage ratio		24	2.34	2.42	2.31	2.31	2.34	2.36	-0.8%
Capitalized interest		24	$ 2,340	$ 2,141	$ 2,004	$ 1,927	$ 8,412	$ 8,492	-0.9%

Gross operating margin for property operations		18, 20	62.9%	63.4%	61.5%	64.6%	63.1%	63.7%	-0.6%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 0.6025	$ 0.6025	$ 2.4100	$ 2.4100	0.0%
Common share dividends as a % of FFO	(4)	na	113.7%	115.9%	75.3%	113.7%	101.7%	100.8%	0.9%
Common share dividends as a % of FFO, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	(4)		113.7%	109.5%	74.4%	113.7%	99.6%	100.8%	-1.2%
Common share dividends as a % of AFFO	(4)	na	151.0%	91.3%	55.3%	95.6%	86.7%	92.7%	-6.0%

Gables Residential total return	(5), (7)	na	6.2%	1.4%	3.9%	10.7%	10.7%	51.2%	nm
NAREIT Equity Residential REIT Total Return Index	(6), (7)	na	4.3%	6.5%	14.0%	34.7%	34.7%	25.5%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
December 31, 2004
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	September 30,	December 31,	December 31,	%
	Notes	No. (1)	2004	2004	2004	2004	2003	Change
Balance Sheet Information:
Construction in progress	(8)	25	$ 143,182	$ 177,950	$ 176,085	$ 100,245	$ 146,041	-31.4%
Total real estate assets, before accumulated depreciation
and assets held for sale		25	$ 1,967,140	$ 1,936,931	$ 2,038,388	$ 1,867,324	$ 1,963,497	-4.9%
Total assets		25	$ 1,719,839	$ 1,759,130	$ 1,789,561	$ 1,732,766	$ 1,725,076	0.4%

Total debt outstanding		25	$ 1,024,152	$ 1,047,968	$ 1,054,302	$ 982,535	$ 1,003,100	-2.1%
Total qualifying construction expenditures	(9)	na	$ 146,423	$ 142,241	$ 123,356	$ 118,931	$ 137,270	-13.4%
Preferred shares and units at $25 liquidation preference		na	$ 119,500	$ 119,500	$ 119,500	$ 119,500	$ 119,500	0.0%

Common shares outstanding		na	29,215	29,277	29,283	29,456	28,780	2.3%
Common units outstanding		na	4,231	4,247	4,243	4,080	4,353	-6.3%
Total common shares and units outstanding		na	33,446	33,524	33,526	33,536	33,133	1.2%

Closing common share price		na	$ 36.25	$ 33.98	$ 34.15	$ 35.79	$ 34.74	3.0%

GABLES RESIDENTIAL
Notes to Selected Financial Data
December 31, 2004
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first, second, third and fourth quarter 2004 per share amounts does not equal the per share amount for the year ended December 31, 2004. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the year.

(4)	Common dividends per share as a percentage of FFO, FFO after a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets and AFFO is calculated using the basic per share data on page 16.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of 21 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
December 31, 2004

			Number of	Total	Cost				Actual or Estimated Quarter of
			Apartment	Budgeted	To	Percent at December 31, 2004			Construction	Initial	Construction	Stabilized
Macro-Market	Location	Community	Homes	Cost	Complete	Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
				(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Emory/Decatur	Gables Rock Springs III (1)	193	$ 19	$ 12	34%	--	--	1 Q 2004	1 Q 2005	4 Q 2005	4 Q 2005
Houston, TX	River Oaks	Gables Upper Kirby (2)	144	21	12	24%	--	--	2 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
Houston, TX	River Oaks	Gables Kipling	27	6	5	--	--	--	1 Q 2005	1 Q 2006	1 Q 2006	3 Q 2006
Washington, D.C.	Gaithersburg	Gables Rothbury	203	25	16	22%	--	--	3 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
Dallas, TX	Uptown	Gables Uptown Place (2)	311	44	29	16%	--	--	2 Q 2004	4 Q 2005	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables West Village	75	9	6	--	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables City Place Block 7c	103	15	13	--	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
South FL	Palm Beach Gardens	Gables Montecito (3)	450	61	46	9%	--	--	2 Q 2004	4 Q 2005	1 Q 2007	2 Q 2007
South FL	Boca Raton	Gables Marbella	261	60	45	--	--	--	1 Q 2005	1 Q 2006	2 Q 2007	3 Q 2007
Atlanta, GA	Perimeter Center	Gables Metropolitan III	448	62	47	--	--	--	1 Q 2005	2 Q 2006	2 Q 2007	4 Q 2007
Wholly-Owned totals			2,215	$ 322	$ 231

Wholly-Owned Completed Communities in Lease-up:
South FL	Jupiter	Gables Floresta	311	$ 39	$ -	100%	90%	89%	1 Q 2003	4 Q 2003	4 Q 2004	1 Q 2005
Austin, TX	Westlake	Gables Grandview	458	56	-	100%	71%	68%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2005
Wholly-Owned totals			769	$ 95	$ -

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $35 million, of which $11 million was outstanding at December 31, 2004.
(3) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale. Amounts pertaining to the single-family lots have been excluded from the disclosure above. At December 31, 2004, $11 million in costs have been incurred pertaining to the single family lots, $4 million of sales proceeds have been collected to date and the estimated cost to complete is $2 million. Net costs incurred to date of $7 million are included in construction in progress in the accompanying balance sheet.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Development Rights
December 31, 2004

		Estimated
		Number of
		Apartment
Macro-Market	Location	Homes

Austin, TX	Westlake	323
Austin, TX	Downtown	136
Austin, TX	Downtown	300
Dallas, TX	Downtown	229
Dallas, TX	Uptown	254
Dallas, TX	Uptown	272
Dallas, TX	Highland Park	62
Houston, TX	Inner Loop	362
Houston, TX	Inner Loop	279
Houston, TX	Galleria	316
Washington DC	Rockville, MD	216
Total		2,749

Gables has development rights for the future development of an estimated 2,749 apartment homes in 11 communities for total budgeted costs estimated to be approximately $450 million. These development rights include land for the 362 apartment home Inner Loop community that is owned by
Gables as of December 31, 2004. The rest of the development rights represent land that Gables has rights to acquire, either through options or long-term conditional contracts, upon which Gables would intend to develop ten apartment communities. To the extent Gables exercised its land acquisition rights and proceeded with its intent to develop apartment communities thereon, Gables currently expects that the majority of the assets would begin contributing to earnings during 2006 and 2007 and would reach stabilization during 2007 and 2008.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
December 31, 2004

	Number of		December 31, 2004 Physical	December 31, 2004 Market Rent per
Community	Homes		Occupancy	Home	Square Foot

Atlanta, GA
Briarcliff Gables	104		94%	$ 1,042	$ 0.84
Buckhead Gables	162		96%	778	1.03
Gables Cityscape	182		92%	858	1.01
Gables Druid Hills	272		93%	1,067	0.94
Gables Lindbergh	324		91%	1,110	1.09
Gables Metropolitan I (60% JV interest)	435		92%	1,217	1.09
Gables Metropolitan II (60% JV interest)	274		91%	1,270	1.14
Gables Mill	438		94%	768	0.83
Gables Montclair	183		93%	1,479	0.96
Gables Northcliff	82		93%	1,164	0.75
Gables Paces	80		93%	1,900	1.15
Gables Rock Springs I & II	365		94%	1,302	1.16
Gables Vinings	315		91%	950	0.89
Gables Walk	310		93%	967	0.82
Gables Wood Arbor	140	(3)	99%	632	0.69
Gables Wood Crossing	268	(3)	94%	685	0.71
Gables Wood Glen	380	(3)	92%	595	0.60
Gables Wood Knoll	312	(3)	92%	663	0.67
Roswell Gables I	384		96%	793	0.73
Roswell Gables II	284		96%	793	0.67
Spalding Gables	252		93%	836	0.85
Wildwood Gables	546		95%	863	0.76
	6,092		93%	946	0.87
Houston, TX
Gables Augusta	312		96%	1,280	1.46
Gables Austin Colony	237		91%	941	0.96
Gables Cityscape	252		98%	815	0.96
Gables CityWalk/Waterford Square	317		95%	837	1.04
Gables Edgewater	292		93%	878	1.00
Gables Lions Head	277		95%	770	0.91
Gables Metropolitan Uptown	318		97%	903	0.99
Gables of First Colony	324		95%	1,002	1.01
Gables Piney Point	246		97%	862	0.93
Gables Pin Oak Green	581		96%	867	0.85
Gables Pin Oak Park	474		95%	883	0.87
Gables Rivercrest I	140		94%	780	0.93
Gables Rivercrest II	140		91%	761	0.90
Gables Windmill Landing	259		95%	714	0.82
	4,169		95%	890	0.96
South FL
Belmar	36		---- (1)	1,511	0.99
Gables Boca Place	180		98%	1,097	1.12
Gables Boynton Beach I	252		96%	982	0.82
Gables Boynton Beach II	296		97%	976	0.81
Gables Kings Colony	480		98%	948	1.04
Gables Mizner on the Green	246		97%	1,594	1.26
Gables Palma Vista (50% JV interest)	189		98%	1,665	1.15
Gables San Michele I	249		95%	1,567	1.12
Gables San Michele II	343		94%	1,557	1.12
Gables San Remo	180		96%	1,319	0.97
Gables Town Colony	172		100%	1,027	1.20
Gables Town Place	312		89%	914	1.10
Gables Wellington (50% JV interest)	222		97%	1,088	0.94
	3,157		96%	1,208	1.05

GABLES RESIDENTIAL
Stabilized Communities (continued)
December 31, 2004

	Number of		December 31, 2004 Physical	December 31, 2004 Market Rent per
Community	Homes		Occupancy	Home		Square Foot

Dallas, TX
Gables Ellis Street	245		90%	$ 1,479		$ 1.23
Gables Highland Park	55		87%	3,121		1.60
Gables Knoxbridge	334		94%	1,055		1.24
Gables Mirabella	126		96%	1,150		1.26
Gables Normandy	54		83%	1,141		1.03
Gables Parkwood	30		77%	822		1.31
Gables Pearl Street	108		96%	1,313		1.21
Gables Spring Park	188		96%	909		0.86
Gables State Thomas Townhomes	177		94%	1,721		1.15
Gables State Thomas Ravello	290		92%	1,545		1.35
Gables Turtle Creek Cityplace	232		93%	1,422		1.35
Gables Turtle Creek Dominion	150		92%	1,219		1.21
Gables Valley Ranch	319		97%	886		0.87
	2,308		93%	1,290		1.19
Austin, TX
Gables at the Terrace	308		93%	1,105		1.16
Gables Barton Creek	160		95%	1,397		1.20
Gables Bluffstone	256		92%	990		1.01
Gables Central Park	273		96%	1,362		1.45
Gables Great Hills	276		96%	818		0.99
Gables Park Mesa	148		97%	1,156		1.06
Gables Town Lake	256		96%	1,340		1.43
Gables West Avenue	239		98%	1,435		1.67
	1,916		95%	1,186		1.25
San Diego and Inland Empire, CA
Gables Solana Ridge (49% JV interest)	312		96%	1,151		1.24
Gables Summerset Village (50% JV interest)	752		97%	1,241		1.59
Gables Tuscany Ridge (49% JV interest)	220		95%	1,165		1.24
	1,284		96%	1,206		1.43
Washington, D.C.
Gables Dupont Circle	82		95%	2,748		2.82
Gables Woodley Park (51% JV interest)	211		93%	2,170		2.51
	293		94%	2,332		2.61
Orlando, FL
Gables Chatham Square	448		100%	----	(2)	----	(2)
Gables North Village	315	(3)	97%	1,176		0.88
The Commons at Little Lake Bryan	280		100%	----	(2)	----	(2)
	1,043		99%	1,176		0.88
Memphis, TN
Arbors of Harbortown (25% JV interest)	345		94%	911		0.92
Gables Cordova	464		92%	703		0.75
	809		93%	792		0.83
Tampa, FL
Gables Beach Park	166		98%	1,667		1.33
	166		98%	1,667		1.33

TOTALS	21,237		95%	$ 1,076		$ 1.04

(1) This community was acquired by Gables in December 2003 for renovation and was 22% occupied at
December 31, 2004. This community is adjacent to the Gables Marbella development community which is expected to comprise 261 apartment homes.

(2) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.

(3) These properties were sold in January 2005.